Exhibit 10.25

LOAN AND SECURITY AGREEMENT AMENDMENT

THIS AMENDMENT AGREEMENT (“Agreement”) is made this 27th day of April 2021 (“Effective Date”), by and between Peah Capital, LLC, (“PEAH”), on the one hand, and Bonne Santé Group, Inc., a Delaware corporation (“Group”), and Bonne Santé Natural Manufacturing, Inc., a Florida Corporation (“Manufacturing” and together with Group, collectively referred to as, “Borrower”), on the other hand.

WHEREAS, on or about December 18, 2020, PEAH and the Borrower entered into that certain Loan and Security Agreement of even date herewith (the “Loan Agreement”), that certain Warrant of even date herewith (the “Warrant”), those certain Factoring Agreements dated October 23, 2020, November 13, 2020 and December 11, 2020 between Borrower and Lender (collectively, the “Factoring”), that certain Corporate Guaranty of even date herewith between Group and Lender (the “Group Guaranty”), that certain Guaranty of Corporate Guaranty of even date herewith between Manufacturing and Lender (the “Manufacturing Guaranty” and together with the Group Guaranty, collectively referred to as the “Guaranty”), that certain Second Amended and Restated Promissory Note (the “Note” as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms), and that certain Pledge Agreement of even date herewith (the “Pledge”, and together with the Note, Loan Agreement, Warrant, Factoring, and Guaranty, collectively referred to as the “Loan Document(s)”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Documents; and

WHEREAS, in accordance with the terms of the Loan Agreement, the Parties wish to amend and revise the Loan Agreement as further outlined below.

NOW THEREFORE, in consideration of the foregoing recitals, the parties hereby agree as follows:

1. AMENDMENT: In accordance with Section 10.4 of the Loan Agreement, the parties hereto agree that the Loan agreement is revised and amended as follows:

(a)	The term shall “Maximum Commitment Amount” means an amount equal to ONE MILLION SIX HUNDRED TWENTY-FIVE THOUSAND AND 00/100 DOLLARS ($1,625,000.00), as such amount may be increased from time to time pursuant to the terms of the Agreement.

2. REPRESENTATIONS AND WARRANTIES. To induce PEAH to enter into this Amendment, Borrower hereby represents and warrants to PEAH that as of the Effective Date hereof: (a) Borrower is duly organized, validly existing and in good standing under the laws of the state in which it was organized and formed, whether by incorporation, partnership, limited liability company, or otherwise, without limitation, and has the power and authority to perform its obligations under this Agreement; (b) the execution, delivery (by the officer signing the same) and performance of this Agreement have been duly authorized by all requisite action on the part of such party and do not and will not violate its organizational documents, agreements, and operating agreements, or other governance document or agreement of such party or any other agreement to which such party bound, or any law, rule or regulation, or any order of any court, governmental authority or arbitrator by which it or any of its properties is bound; (c) as of the date hereof, all liens, security interests, assignments and pledges encumbering the Collateral, created pursuant to and/or referred to herein or in the Loan Documents, are valid, enforceable, duly perfected to the extent required by the Loan Documents, non-avoidable, liens, security interests, assignments and pledges, that continue unimpaired, are in full force and effect and secure and shall continue to secure all of the obligations purported to be secured in the respective security instruments pursuant to which such liens were granted and are subordinate, if at all, only to matters filed of record as of date of the Note or otherwise contemplated therein; and (d) Borrower has not entered into any notes or credit agreements, whether or not secured, which would negatively impact its financial or equity position with respect to the Collateral and Borrower’s assets.

3. RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL. Borrower hereby acknowledges, ratifies, reaffirms and agrees that each of the Loan Documents and the priority of the perfected liens and security interests created thereby or in this Agreement in favor of PEAH in the Collateral, are and shall remain in full force and effect and binding on Borrower and are enforceable in accordance with their respective terms and applicable law. Furthermore, except as explicitly provided for herein, the terms of the Loan Documents shall remain in full force and effect.

4. FACSIMILE SIGNATURES AUTHORIZED: PEAH and Borrower may sign and deliver facsimile or electronic, or PDF copies of this document and such copies shall be treated as original for the purpose of enforcing the terms of this agreement.

5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns, provided that Borrower may not assign any rights or obligations under this Agreement without the prior written consent of PEAH. Borrower agrees that PEAH at any time can sell, transfer, assign any convey part or all of the liabilities and any Collateral and Loan Documents related thereto to any party without the prior consent of such Borrower and that Borrower will cooperate with PEAH to facilitate any such assignment as may be necessary.

6. FURTHER ASSURANCES. Borrower agrees to execute, acknowledge, deliver, file and record such further certificates, instruments and documents, and to do all other acts and things, as may be requested by PEAH as necessary or advisable to carry out the intents and purposes of this Agreement.

7. LOAN DOCUMENTS. Except as expressly modified by this Agreement, all other provisions of the Loan Documents shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

LENDER:		BORROWER
PEAH Capital, LLC
Bonne Santé Group, Inc.
By:	/s/ Dan Arev	a Delaware corporation
Name:	Dan Arev
Title:	Manger	By:	/s/ Alfonso J. Cervantes
		Name:	Alfonso J. Cervantes
		Title:	Executive Chairman

Bonne Santé Natural Manufacturing, Inc. a Florida corporation

		By:	/s/ Alfonso J. Cervantes
		Name:	Alfonso J. Cervantes
		Title:	Executive Chairman